UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2025

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia		30701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, Mohawk Industries, Inc. (the “Company”) announced the appointment of David L. Repp as Senior Vice President - Chief Accounting Officer and Corporate Controller, effective March 31, 2025.

Mr. Repp, 50, most recently served as the Company’s Vice President - Corporate Segment Controller, a position to which he was appointed in March 2024. Mr. Repp first joined the Company in 2005 and has worked in roles of increasing responsibility since that time, including as Vice President – Finance and Chief Financial Officer of the Mohawk Home division of the Flooring North America segment from October 2013 to March 2018, Vice President – Finance for the Commercial division of the Flooring North America segment from April 2018 to February 2022, and as Segment Controller for the Flooring North America segment from January 2022 to March 2024. In connection with his appointment, Mr. Repp will receive an annualized base salary of $350,000 and participate in the Company’s annual cash bonus and equity incentive plans.

Mr. Repp will succeed James F. Brunk, 59, who has served as Chief Accounting Officer and Corporate Controller on an interim basis since March 14, 2025, while the Company conducted a search for a permanent replacement for the Company’s prior Chief Accounting Officer. Mr. Brunk will continue serving in his current role as Chief Financial Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	March 31, 2025	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel